Exhibit 21

Subsidiaries of Teleflex Incorporated
as of December 31, 2024

	Entity Name	Jurisdiction of Formation
1	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
2	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
3	Arrow International CR, a.s.	Czech Republic
4	Arrow International LLC [1]	Delaware
5	Arrow Interventional, Inc.	Delaware
6	Distribuidora Arrow, S.A. de C.V.	Mexico
7	Essential Medical LLC	Delaware
8	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
9	Teleflex Medical Nordic AB [2]	Sweden
10	Inmed Manufacturing Sdn. Bhd.	Malaysia
11	Medical Innovation B.V.	Netherlands
12	NeoTract, Inc.	Delaware
13	Palette Life Sciences AB	Sweden
14	Palette Life Sciences Australia Pty. Ltd.	Australia
15	Palette Life Sciences, Inc.	Delaware
16	Palette Life Science Japan k.k.	Japan
17	PLS Agreement AB	Sweden
18	PT Teleflex Indonesia	Indonesia
19	Pyng Medical Corp.	Canada
20	Rusch Asia Pacific Sdn. Bhd [3]	Malaysia
21	Rüsch Austria GmbH	Austria
22	Rusch Uruguay Ltda.	Uruguay
23	Standard Bariatrics, Inc.	Delaware
24	T.K. India Private Ltd.	India
25	Teleflex Commercial Designated Activity Company	Ireland
26	Teleflex Development Unlimited Company	Ireland
27	Teleflex Funding LLC	Delaware
28	Teleflex Global Holdings LLC [4]	Delaware
29	Teleflex Global Services LLC	Delaware
30	Teleflex Korea Ltd.	South Korea
31	Teleflex Life Sciences General Partner LLC	Delaware
32	Teleflex Life Sciences Limited	Malta
33	Teleflex Life Sciences LLC	Delaware
34	Teleflex Life Sciences II LLC	Delaware
35	Teleflex Life Sciences Pte. Ltd. [5]	Singapore
36	Teleflex LLC	Delaware
37	Teleflex Logistics LLC	Delaware
38	Teleflex Lux Holding S.à r.l.	Luxembourg
39	Teleflex Manufacturing Unlimited Company	Ireland

40	Teleflex Medical (Proprietary) Limited[6]	South Africa
41	Teleflex Medical (Thailand) Ltd.	Thailand
42	Teleflex Medical Arabia for Maintenance	Saudi Arabia
43	Teleflex Medical Asia Pte. Ltd.[7]	Singapore
44	Teleflex Medical Australia Pty Ltd[8]	Australia
45	Teleflex Medical Brasil Ltda [9]	Brazil
46	Teleflex Medical B.V.[10]	Belgium
47	Teleflex Medical B.V.	Netherlands
48	Teleflex Medical Canada Inc.[11]	Canada
49	Teleflex Medical Chile SpA	Chile
50	Teleflex Medical Colombia S.A.S.	Colombia
51	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
52	Teleflex Medical Devices LLC	Delaware
53	Teleflex Medical Devices Ltd.	Cyprus
54	Teleflex Medical Devices S.à r.l.	Luxembourg
55	Teleflex Medical Europe Limited	Ireland
56	Teleflex Medical GmbH	Germany
57	Teleflex Medical GmbH[12]	Switzerland
58	Teleflex Medical Hellas A,E.E.[13]	Greece
59	Teleflex Medical Incorporated[14]	California
60	Teleflex Medical Japan, Ltd.[15]	Japan
61	Teleflex Medical New Zealand[16]	New Zealand
62	Teleflex Medical OEM LLC	Delaware
63	Teleflex Medical Philippines Inc.	Philippines
64	Teleflex Medical Private Limited	India
65	Teleflex Medical S.r.l.	Italy
66	Teleflex Medical SAS[17]	France
67	Teleflex Medical Sdn. Bhd.[18]	Malaysia
68	Teleflex Medical Supplies Ltd.	Cyprus
69	Teleflex Medical Taiwan Ltd.	Taiwan
70	Teleflex Medical Technology Ltd	Cyprus
71	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
72	Teleflex Medical, SAU [19]	Spain
73	Teleflex Medical, s.r.o.	Czech Republic
74	Teleflex Medical, s.r.o.[20]	Slovakia
75	Teleflex Polska sp. z o.o.	Poland
76	Teleflex Production Unlimited Company	Ireland
77	Teleflex Properties Ireland Limited	Ireland
78	Teleflex Properties Ireland II Limited	Ireland
79	Teleflex Research S.à r.l.	Luxembourg
80	Teleflex Supply Chain Management (Shanghai) Co. Ltd.	China
81	Teleflex Urology Limited[21]	Ireland
82	TFX Aviation Inc.[22]	California
83	TFX Engineering Ltd.	Bermuda
84	TFX Group Limited	United Kingdom

85	TFX International SAS[23]	France
86	TFX North America Inc.	Delaware
87	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
88	The Laryngeal Mask Company Limited	Seychelles
89	Traverse Vascular, Inc.	Delaware
90	Truphatek Holdings (1993) Limited	Israel
91	Truphatek International Limited	Israel
92	Truphatek Product Resources India Private Limited	India
93	Vascular Solutions LLC[24]	Minnesota
94	VCT Investments, Inc.	Delaware
95	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
96	Z-Medica, LLC	Delaware
97	Z-Medica Acquisition, Inc.	Delaware
98	Zeus Buyer, L.P.	Delaware
1.Formerly Arrow International, Inc.
2.Formerly Steamer Holding AB
3.Formerly Inmed (Malaysia) Holdings Sdn. Berhad
4.Formerly IH Holding LLC
5.Formerly Teleflex Holding Singapore Pte. Ltd.
6.Formerly Arrow Africa (Pty) Limited
7.Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
8.Formerly LMA PacMed Pty Ltd
9.Formerly Tradehosp Comercio de Produtos Para Saude LTD.
10.Formerly Teleflex Medical BVBA and W. Pabisch NV
11.Formerly GFI Control Systems Inc. and Teleflex Holding Company Ltd.
12.Formerly Arrow Swiss GmbH
13.Formerly Arrow Hellas A.E.E.
14.Formerly Hudson Respiratory Care Inc.
15.Formerly Arrow Japan, Ltd.
16.Formerly LMA NZ Limited
17.Formerly Rusch Pilling S.A.
18.Formerly Rusch Sdn. Berhad
19.Formerly Rusch Medica Espana SA
20.Formerly Arrow Slovensko Piešt’any s.r.o.
21.Formerly Davik Limited
22.Formerly Telair International Incorporated and The Talley Corporation
23.Formerly Rusch International SA
24.Formerly Vascular Solutions, Inc.